UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2007

READING INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

1-8625	95-3885184
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Citadel Drive Suite 300 Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(213) 235-2240
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 27, 2007, the Board of Directors of Reading International, Inc. (“we,” “us,” “our” or “RDI”) approved an amendment to our Amended and Restated Bylaws to permit the issuance of shares of RDI stock in either certificated or uncertificated form.  Before this amendment, our Amended and Restated Bylaws specifically contemplated only shares of stock represented by stock certificates.  The amendment to our Amended and Restated Bylaws confirms our authority to establish “book-entry” registration of uncertificated shares of RDI stock in order for us to be eligible to participate in the American Stock Exchange’s direct registration program.  Eligibility for such participation is a requirement for AMEX issuers such as RDI.

The full text of the amendment to Article V of our Amended and Restated Bylaws, in the form of a marked copy of Article V showing the changes thereto, is attached to this Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

3.2           Amendment to Article V of the Amended and Restated Bylaws of Reading International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

READING INTERNATIONAL, INC. By: /s/ Andrzej Matyczynski Andrzej Matyczynski Chief Financial Officer
Dated: December 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amendment to Article V of the Amended and Restated Bylaws of Reading International, Inc.